Exhibit 99.1

Sigma Additive Solutions Reports Fourth Quarter and Full Year 2022 Financial Results

Partner Integration Momentum Driving Path for Software Scale

Management to Host Conference Call Today at 4:30 P.M. ET

SANTA FE, NM – March 30, 2023 – Sigma Additive Solutions, Inc. (NASDAQ:SASI) (“Sigma”, “we,” “our,” or the “Company”), a leading provider of quality assurance software to the commercial 3D printing industry, has reported its financial and operational results for the fourth quarter and full year ended December 31, 2022.

Key Fourth Quarter and Subsequent 2022 Highlights and Business Update

●	Expanded collaborations for connected software solutions with:

○	Materialise, a global leader in 3D printing software and service solutions, to provide additive manufacturing (AM) users automated quality control by integrating the PrintRite3D® quality assurance solution into the new software solution Materialise Process Control on their Co-AM platform

○	Dyndrite, providers of the GPU-accelerated computation engine used to create next generation digital manufacturing hardware and software, allowing connection of Dyndrite-generated tool paths to in-process quality data for the first time

●	Expanded collaborations for connecting market hardware to PrintRite3D software with:

○	DyeMansion, the global leader in connected & integrated post-processing solutions for industrial polymer 3D-printing, to add an integrated hardware/software solution option that offers extra quality assurance for DyeMansion’s post-processing solutions, expanding Sigma’s quality product coverage beyond just the 3d printer space

○	Expanded OEM footprint by connecting Sigma PrintRite3D software and analytics to EOS and SLM application programming interfaces (APIs) through the EOS Developer Network (EDN) and SLM’s open architecture SLM.Quality API

○	Novanta, a premier global supplier of laser photonics, to pioneer the first fully integrated scan head with quality assurance – agnostic of original equipment manufacturer (OEM) printer

●	Reduced operating expenses to align with a quicker path to profitability, including our largest cost, salary expense, by 40% from April 2022, while retaining key employees and better aligning the business to our software scaling model

●	Continued development of the Company’s intellectual property and patent portfolio, adding IP beyond just hardware into critical analytics and machine learning reaching a total number of granted patents to 29 with an additional 40 patent applications in-process by the end of 2022, providing options to explore licensing structures for the market

●	We continue to evaluate options to fortify our balance sheet including the previously announced retention of Lake Street Capital Markets as Sigma’s financial advisor in connection with the Company’s consideration of a range of strategic alternatives designed to enhance shareholder value, including a possible strategic investment, acquisition, merger, business combination, or similar transaction

“We continue to track key performance indicators (KPIs) to monitor the progress and execution of our new business plan. During the quarter, we established key relationships that are important to our path to grow our software-only solutions targeted for release in Q2 2023. These collaborations are opening paths to market and increasing total addressable market, two things that drive the growth potential of the company. We see our focus on this and other KPIs as critical to achieving our business plan over the next two years. During the quarter we continued to make progress on our subscription model and transition to software-only product options to support the additive industry as a whole, making Sigma accessible at scale for supporting qualification and production across thousands of machines at hundreds of customer sites,” stated Jacob Brunsberg, President and Chief Executive Officer of Sigma.

KPIs to Monitor Progress:

●	Revenue of $154 thousand in Q4 2022, tracking with a shift to subscription pricing as we continue to work towards our full software-only offering suite in 2023, mixed with operating cost reductions aligning to current strategy

●	Order backlog, defined as firm orders received but not yet shipped, currently totals $125 thousand of both perpetual and subscription sales. Total additional revenue to be recognized from transactions closed in previous quarters totals $370 thousand, yielding a combined total of $495 thousand of revenue to be recognized in future periods

●	Pipeline opportunity is opening with OEM collaborations providing the ability to connect via APIs with software-only products, which increases Sigma’s addressable market while lowering barriers to entry that existed in prior product

●	Deal cycle time continues to track with switch to subscription models as well, which sets up Sigma’s software-only products targeted for Q2, 2023

●	Partner additions increased ahead of plan, including 8 OEM/hardware partners (Novanta, Additive Industries, DMG Mori, Aconity, amace, EOS, DyeMansion, and SLM Solutions) and 4 ISV partners (Materialise, AMFG, Sentient Science, and Dyndrite) with more pending

Management Commentary

Brunsberg continued, “We have listened to the market and our customers. The prior business model that depended on hardware retrofits did not meet the cost needs of the market and did not provide a scalable structure for Sigma. We have moved quickly to provide more cost effective integrated and software-only solutions that we believe significantly lower our barriers to entry and provide a faster path to scalability of connected quality solutions for the market.

“Years ago, this may have not been possible. With the recent opening of system architectures and API connectivity, we have a path to provide critical software-only quality solutions that connect more broadly and uniformly to the industry. We continue to work with standards organizations and have formalized collaborations with OEMs, scanner manufacturers, and synergistic software providers to provide channels to deliver these solutions.

“Aligning around our future product path, we have added a space customer that is contributing to our product council feedback, added our first automotive customer, and have planned multi-site expansion at a key aerospace customer that connects us to another OEM. This OEM integration work is bearing fruit as we have our first customer targeted to implement a software-only OEM API connected suite in Q2 aligning with our software-only product launch schedule.

“Looking ahead, we continue to move with urgency in our business transition to put ourselves in position to be the home for connected digital quality to support qualification and production across thousands of machines at hundreds of customer sites.”

Fourth Quarter and Full Year 2022 Financial Results

Revenue for the full year of 2022 totaled $0.63 million, compared to revenue of $1.7 million for the full year of 2021. The decrease was primarily due to fewer perpetual license PrintRite3D® unit sales, and a decrease in contract additive manufacturing. Partially offsetting these decreases were an increase in revenues from the subscription-based pricing program, the legacy Rapid Test and Evaluation (“RTE”) program, on-site installation and support, consulting services, and annual maintenance contracts.

Gross profit for the full year of 2022 was $0.3 million, compared to gross profit for the full year of 2021 of $1.1 million. Gross margin for the full year of 2022 was 44% compared to gross margin of 66% for the full year 2021. The gross margin decrease was primarily driven by an increase in the price of certain PrintRite3D system components as a result of configuration changes and discounted sales to universities and research institutions as members of our AcGovDustrial Network.

Total operating expenses for 2022 were $9.0 million, compared to $9.6 million in 2021, a decrease of 5.7%. The decrease was primarily attributable to a decrease in stock-based compensation, a decrease in operating and research and development costs, partially offset by increases in salary and benefits, office expenses, and increased business travel.

Cash used in operating and financing activities for the year ended December 31, 2022 totaled $8.6 million as compared to $6.6 million in the year ended December 31, 2021. Average monthly cash usage in the fourth quarter of 2022 was approximately $652 thousand, down from an average of $711 thousand for the third quarter of 2022 and $717 thousand for the full year of 2022.

Net loss for the full year of 2022 was $8.7 million, or $0.83 per share, as compared to a net loss of $7.5 million, or $0.76 per share in 2021.

Cash totaled $2.8 million at December 31, 2022, as compared to $11.4 million at December 31, 2021.

Fourth Quarter and Full Year 2022 Results Conference Call

Sigma Additive Solutions CEO Jacob Brunsberg and CFO Frank Orzechowski will host the conference call, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Thursday, March 30, 2023
Time:	4:30 p.m. Eastern time, 1:30 p.m. Pacific time
Toll-free dial-in number:	1-877-407-9039
International dial-in number:	1-201-689-8470
Conference ID:	13734527

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1584485&tp_key=2404ac8bec and via the investor relations section of the Company’s website at www.sigmaadditive.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through April 13, 2023.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13734527

About Sigma Additive Solutions

Sigma Additive Solutions, Inc. is a leading provider of in-process quality assurance (IPQA™) solutions to the additive manufacturing industry. Sigma specializes in the development and commercialization of real-time monitoring and analytics known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies by reducing waste, increasing yield, and shortening cycle times. Sigma believes its software solutions will be a major catalyst for the acceleration and adoption of industrial 3D printing.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, Sigma’s ability to satisfy its capital needs through increasing its revenue and obtaining additional financing, the extent of the market’s acceptance of PrintRite3D®, and general economic, industry or political conditions in the United States or internationally. Sigma disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact Sigma’s forward-looking statements, please see disclosures contained in Sigma’s public filings with the SEC, including the “Risk Factors” in Sigma’s Annual Report on Form 10-K, and which may be viewed at www.sec.gov.

Sigma Additive Solutions Contact

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SASI@mzgroup.us

www.mzgroup.us

Sigma Additive Solutions, Inc. (formerly Sigma Labs, Inc.)

Condensed Balance Sheets

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash	$2,845,931	$11,447,047
Accounts Receivable, net	371,620	412,192
Inventory	950,943	710,080
Prepaid Assets	105,226	114,278
Total Current Assets	4,273,720	12,683,597

Other Assets:
Property and Equipment, net	304,903	232,282
Intangible Assets, net	1,125,285	925,111
Total Other Assets	1,430,188	1,157,393

TOTAL ASSETS	$5,703,908	$13,840,990

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$277,492	$206,442
Deferred Revenue	120,073	148,855
Accrued Expenses	231,633	625,942
Total Current Liabilities	629,198	981,239

TOTAL LIABILITIES	629,198	981,239

Commitments & Contingencies	-	-

Stockholders’ Equity
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 465 shares issued and outstanding	1	1
Common Stock, $0.001 par value; 24,000,000 shares authorized; 10,498,802 shares issued and outstanding	10,499	10,499
Additional Paid-In Capital	54,406,694	53,442,431
Accumulated Deficit	(49,342,484)	(40,593,180)
Total Stockholders’ Equity	5,074,710	12,859,751

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,703,908	$13,840,990

Sigma Additive Solutions, Inc. (formerly Sigma Labs, Inc.)

Condensed Statements of Operations

	Year Ended
	December 31, 2022	December 31, 2021
REVENUES	$630,428	$1,651,765

COST OF REVENUE	349,930	559,965

GROSS PROFIT	280,498	1,091,800

EXPENSES:
Salaries & Benefits	4,740,437	4,286,368
Stock-Based Compensation	793,251	1,066,455
Operations and R&D Costs	653,194	890,553
Investor, Public Relations and Marketing	422,645	503,823
Organizational Costs	311,606	726,147
Legal & Professional Service Fees	725,285	915,530
Office Expenses	914,802	734,386
Depreciation & Amortization	116,167	94,105
Other Operating Expenses	352,115	353,818
Total Operating Expenses	9,029,502	9,571,185

LOSS FROM OPERATIONS	(8,749,004)	(8,479,385)

OTHER INCOME (EXPENSE)
Interest Income	3,487	13,866
State Incentives	76,628	-
Exchange Rate Loss	(16,190)	(263)
Other Income	-	1,092,441
Interest Expense	(7,345)	(11,264)
Total Other Income (Expense)	56,580	1,094,780

LOSS BEFORE PROVISION FOR INCOME TAXES	(8,692,424)	(7,384,605)

Provision for Income Taxes	-	-

Net Loss	$(8,692,424)	$(7,384,605)

Preferred Dividends	56,880	103,567

Net Loss applicable to Common Stockholders	$(8,749,304)	$(7,488,172)

Net Loss per Common Share - Basic and Diluted	$(0.83)	$(0.76)

Weighted Average Number of Shares Outstanding - Basic and Diluted	10,498,802	9,828,541

Sigma Additive Solutions, Inc. (formerly Sigma Labs, Inc.)

Condensed Statements of Cash Flows

	Year Ended
	December 31, 2022	December 31, 2021
OPERATING ACTIVITIES
Net Loss	$(8,692,424)	$(7,384,605)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	116,167	94,105
Gain on Derivative Liability	-	(1,092,441)
Stock Based Compensation - Employees	793,251	1,066,455
Stock Based Compensation - Third Party Services	25,376	163,083
Stock Based Compensation - Directors	88,756	538,585
Change in assets and liabilities:
Accounts Receivable	40,572	(80,630)
Inventory	(240,863)	(50,429)
Prepaid Assets	9,052	2,457
Accounts Payable	71,050	77,505
Deferred Revenue	(28,782)	70,898
Accrued Expenses	(394,309)	382,127
Long-Term portion of Stock Appreciation Rights	-	(48,341)
Long-Term portion of Deferred Payroll Taxes under the CARES Act	-	(37,728)
NET CASH USED IN OPERATING ACTIVITIES	(8,212,154)	(6,298,959)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(164,622)	(182,522)
Purchase of Intangible Assets	(224,340)	(177,228)
NET CASH USED IN INVESTING ACTIVITIES	(388,962)	(359,750)

FINANCING ACTIVITIES
Gross Proceeds from Public and Private Issuances of Securities	-	14,869,899
Less Offering Costs	-	(1,600,967)
Proceeds from Exercise of Warrants	-	1,136,010
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	14,404,942

NET CHANGE IN CASH FOR PERIOD	(8,601,116)	7,746,233

CASH AT BEGINNING OF PERIOD	11,447,047	3,700,814

CASH AT END OF PERIOD	$2,845,931	$11,447,047

Supplemental Disclosures:
Noncash investing and financing activities disclosure:
Issuance of Common Shares for Preferred Dividends	$-	$103,567
Other noncash operating activities disclosure:
Issuance of Securities for Services	$114,132	$701,668
Disclosure of cash paid for:
Interest	$7,345	$11,264
Income Taxes	$-	$-